                                                                    Exhibit 3.16


                                 Bahama Islands

                                -----------------

                             Articles of Association

                                       of

                                -----------------


                           PARADISE BEACH INN LIMITED


                           **************************

                                The Companies Act

                            Company limited by Shares

                                -----------------


     1. In the interpretation of these presents, unless there be something in the subject or context inconsistent therewith:

     "the Act" means The Companies Act of the Bahamas as amended from time to time;

     "Special Resolution" and "Extraordinary Resolution" have the meanings assigned thereto respectively by The Companies Act;

     "the Directors" means the Directors for the time being;

     "the Office" means the registered office for the time being of the Company;

     "the Register" means the register of members to be kept pursuant to Section Twenty-two of The Companies Act;

     "month" means calendar month;

     "in writing" and "written" include printing, lithography and other modes of representing or reproducing words in a visible form. Words importing the singular number only include the plural number and vice versa;

Words importing persons include corporations.

     2. None of the funds of the Company shall be lent on or employed in the purchase shares of the Company.

     3. The business of the Company may be commenced as soon after the incorporation of the Company as the Directors or the subscribers to the Memorandum of Association shall think fit.

                                REGISTERED SHARES

     4. The whole of the unissued shares of the Company for the time being shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the Directors think fit. Subject to the provisions of Section 30F of the Act, any preference shares may be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine.

     5. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by Act required, be bound to recognise any equitable or other claim to or interest in such share on the part of any other person.

     6. All the shares in the Company shall be numbered in regular series; and every surrendered share shall continue to bear the number by which the same was originally distinguished.

     7. If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but the first named upon the Register shall, as regards service of notices, be deemed the sole owner thereof. Any of such persons may give effectual receipt for dividend.

     8. For the purposes of the quorum, joint holders of any voting shares shall be considered as one number.

     9. The certificate of title to shares shall be issued under the seal of the Company and signed by a Director or, if appointed, the President or a Vice-President and counter-signed by the Secretary or some other person appointed by the Directors.

     10. Every member shall be entitled to one certificate for all the shares registered in his name or to several certificates, each for one or more of such shares. Every certificate of shares shall specify the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon.

     11. If any certificate be worn out or defaced then, upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed then, upon proof thereof to the satisfaction of the Directors and on such Indemnity as the Directors may deem adequate being given, a new certificate in lieu thereof shall be given to the parties entitled to such lost or destroyed certificate.
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     12. The certificate of shares registered in the names of two or more persons shall be delivered to the person first named on the Register.

                          TRANSFER OF REGISTERED SHARES

     13. The instrument of transfer (which need not be under Seal) of any share in the Company shall be executed by both the transferor and the transferee and the transferor shall be deemed to remain a holder of such share until the name of the transferee is entered in the Register in respect thereof.

     14. Subject to such restrictions contained in these regulations as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

     15. The Directors may decline to register any transfer of shares without assigning any reason therefor.

     16. No transfer shall be made to an infant or to a person of unsound mind.

     17. The transfer books and the Register may be closed at such times and for such periods as the Directors may from time to time determine.

     18. Every instrument of transfer shall be left at the Office of the Company for registration, accompanied by the certificate or certificates covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares.

                        TRANSMISSION OF REGISTERED SHARES

     19. The legal representatives of a deceased member (not being one of several joint holders) shall be the only persons recognised by the Company as having any title to his shares and, in case of the death of any one or more of the joint holders of any registered shares, the survivor or survivors shall be the only person or persons recognised by the Company as having any title to or interest in such shares.

     20. Any person becoming entitled to any shares in consequence of the death of any member or in any other way than by transfer may, with the consent of the Directors and upon the production of such evidence as may from time to time be required by the Directors, be registered as a member or, subject to the provisions as to transfers hereinbefore contained, may transfer such shares to some other person by executing to the latter an instrument of transfer.

                                 SHARE WARRANTS

     21. The Company, with respect to fully paid-up shares or stock, may issue warrants (hereinafter called share warrants), stating that the bearer is entitled to the shares or stock therein specified, and may provide by coupons or otherwise for the payment of future dividends on the shares or stock included in such warrants.

     22. A share warrant shall entitle the bearer of such warrant to the shares or stock specified in it and such shares or stock may be transferred by the delivery of such share warrant.

     23. The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued and, in particular, upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost, or destroyed; upon which the bearer of a share warrant shall be entitled to attend and vote at general meetings; and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares or stock therein specified. Subject to such conditions, and to these presents, the bearer of a share warrant shall be a member to the full extent. The holder of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant.

                               INCREASE OF CAPITAL

     24. The members may from time to time by Ordinary Resolution increase the capital of the Company by the creation and issue of new shares of such amount as may be deemed expedient.

     25. The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as by the Ordinary Resolution creating the same shall be directed and, if no direction be given, as the Directors may determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with a special or without any right of voting.

     26. Subject to any direction to the contrary that may be given by the meeting sanctioning the increase of capital, all new shares of whatever kind shall be offered to the members in proportion to the existing shares held by them and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer, if not accepted, will be deemed to be declined and, after the expiration of such time or on the receipt of an intimation from the member to whom such notice is given that he declined to accept the shares so offered, the Directors may dispose of the same in such manner as they think most beneficial to the Company.

     27. Except so far as is otherwise provided by the conditions of issue or by these presents, any capital raised by the creation and issue of new shares shall be considered part of the original capital and shall be subject to the provisions of these Articles herein contained.
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     28. If, owing to an inequality in the number of new shares to be issued and the number of shares held by members entitled to have the offer of such new shares, any difficulty shall arise in the apportionment of such new shares, or any of them, amongst the members, such difficulty shall, in the absence of direction by the meeting sanctioning the increase of capital, be determined by the Directors.

                             MODIFICATION OF RIGHTS

     28(a) Whenever the capital, by reason of the issue of Preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to each class may be modified, commuted, affected, abrogated or dealt with either with the consent in writing of the holders of a majority in nominal value of the issued shares of the class, or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of shares of that class. All the provisions hereinafter contained as to general meetings, shall, mutatis mutandis, apply to every such meeting but so that the Quorum thereof shall be members holding or representing by proxy one-tenth in nominal value of the issued shares of the class, (provided that if any adjourned meeting of such holders a quorum as above defined is not present those members who are present in person or by proxy shall be a quorum) and that the holders of shares of the class shall, on a poll, have one vote for every share of the class held by them respectively. This Article is not to derogate from any power the Company would have had if this Article were omitted.

                             ALTERATIONS OF CAPITAL

     29. The members may by Ordinary Resolution

     (a) consolidate and divide all or any of the share capital into shares of larger amount than its existing shares;

     (b) convert all or any of the paid-up shares into stock and re-convert that stock into paid-up shares of any denomination;

     (c) subdivide the shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

     (d) cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled and may by Special Resolution

     (e) subject to confirmation by the Court reduce its share capital and any capital redemption reserve fund in any manner and with and subject to any incident authorised and consent required by Law.

                                BORROWING POWERS

     30. The Directors may from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

     31. The Directors may raise or secure the payment or repayment of such money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture stock perpetual or otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

     32. Debentures, debenture stock and other securities may be made assignable, free from any equities, between the Company and the person to whom the same may be issued.

                           GENERAL MEETINGS OF MEMBERS

     33. The first annual general meeting of the members shall be held at such time (not being more than four months after the registration of the Company) as the subscribers to the Memorandum of Association may determine in the City of Nassau in the Island of New Providence or at such other place as may be prescribed by the subscribers to the Company's Memorandum of Association.

     34. Subsequent annual general meetings of the members shall be held in each and every year at the Office of the Company or at such other place as may be prescribed by the Directors. At these meetings inter alia the election of Directors and the ordinary business of the Company shall be transacted.

     35. All other meetings of the members of the Company shall be extraordinary general meetings.

     36. The Directors may, whenever they think fit, and they shall, upon requisition made in writing by members owning not less than one-fifth of the number of issued shares of the Company, convene an extraordinary general meeting.

     37. Any such requisition shall express the object of the meeting required and shall be signed by the members making the same and shall be sent by post to or delivered at the Office of the Company.

     38. Upon the receipt of such requisition, the Directors shall forthwith proceed to convene an extraordinary general meeting. If they do not proceed to convene the same within twenty-one days from the date of the receipt of the requisition, the requisitionists, or any other members being the owners of not less than one-fifth in number of the issued shares of the Company, may themselves convene a meeting at the Office of the Company or at such other place as they may determine.

     39. Seven days notice at the least of all meetings specifying the place, the day and the hour of meeting and in case of special business the general nature of such business shall be given to the members in manner hereinafter mentioned or in such manner, if any, as may be prescribed by the members in general meeting; but the non-receipt of such notice by any member shall not invalidate the proceedings at any meeting.

     40. General meetings of members, both annual and extraordinary, may be held without previous notice if all members entitled to be present are present in person or by proxy or waive notice of such meeting in writing.

     41. All business that is transacted at an extraordinary general meeting and all that is transacted at an annual general meeting, with the exception of the sanctioning of a dividend, the consideration of the accounts, balance sheet, the Annual Report of the Directors, the Auditors' Report, the election of Directors and the fixing of their remuneration, the appointment of, and the fixing of the remuneration of, the Auditors, shall be deemed to be special.
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     42. When all members entitled to be present and vote sign either personally or by proxy the minutes of an annual general or an extraordinary general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing signed by all the members aforesaid shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

                   PROCEEDINGS AT GENERAL MEETINGS OF MEMBERS

     43. No business shall be transacted at any general meeting of the members unless a quorum is present. A quorum shall consist of two members, present in person or by proxy, together holding or representing sixty per centum or more of the issued voting capital of the Company.

     44. If, within one hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place; and if at such adjourned meeting a quorum is not present, those members who are present shall be a quorum and may transact the business for which the meeting was called.

     45. The Chairman of the Board of Directors, if any, shall preside as Chairman at every meeting of the members or, if there is no such Chairman, the Directors present shall elect one of their number to be Chairman of the meeting.

     46. In the absence of the Chairman of the Board of Directors, if any, or if no Director is present or no Director is willing to act as Chairman, the members present shall choose one of their number to be Chairman.

     47. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

     48. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall, both on a show of hands and at the poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

     49. At any general meeting of the members unless a poll is demanded by a member present in person or by proxy, a declaration by the Chairman that a resolution has been carried and an entry to that effect in the book of proceedings of the members shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

     50. If a poll is demanded it shall be taken in such manner as the Chairman directs and the result of such poll shall be deemed to be the resolution of the members.

                                VOTES OF MEMBERS

     51. Every member holding voting shares shall either in person or by proxy have one vote on a show of hands and on a poll shall have one vote for every voting share held. Where a corporation, being a member, wishes to be present, it must be represented by a proxy; such proxy shall be entitled to vote for such corporation on a show of hands and also on a poll.

     52. If any member is a lunatic or idiot, he may vote by any person appointed by a Court of competent jurisdiction as his legal curator.

     53. Votes may be given either personally or by permanent or ad hoc proxy.

     54. If there be joint registered holders of any shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

     55. No member shall be entitled to be present or to vote on any question, either personally or by proxy or as a proxy for another member, at any meeting or upon a poll or be reckoned in a quorum, whilst any sum shall be due and payable to the Company in respect of any of the shares of such member.

     56. The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney or, if such appointor is a corporation with a Common Seal, under such Common Seal or, if such corporation has not by its regulations any such Seal, then in such manner as may be acceptable to the Directors. A proxy need not be a member of the Company.

     57. The instrument appointing a proxy shall be deposited with the Secretary before or at the meeting for which it is to be used and, if permanent, may be recorded with the Secretary.

     58. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or revocation of the proxy or transfer of the shares in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer shall have been received before the meeting.
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                                       5


     59. An instrument appointing a proxy shall be in the following form or as near thereto as circumstances admit:__

     I, _____________________ of __________________ being a member of
__________________ hereby appoint __________________ of __________________ as my proxy to vote for me and on my behalf at the (annual general or extraordinary general as the case may be) meeting of the members to be held on the _______ day of __________ and at any adjournment thereof.

     As witness my hand this ___________ day of ___________

     Signed by the said

                                    OFFICERS

     60. The Officers of the Company shall be appointed by the members in general meeting or by the Directors and may consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer and such other officers as the members or the Directors may, from time to time think necessary, and such other officers shall perform such duties as may be prescribed by the Directors. They shall hold office until their successors are appointed, but any officer may be removed at any time by the members in general meeting or by the Directors. If any office becomes vacant the members in general meeting or the Directors may fill the same.

     61. Any person may hold more than one of these offices and no officer need be a member of the Company.

                                    PRESIDENT

     62. The President shall perform such duties as may be prescribed by these Articles, the members in general meeting or the Directors.

                                 VICE-PRESIDENT

     63. A Vice-President, in the absence or disability of the President, may perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed by these Articles, the members in general meeting or the Directors.

                                    TREASURER

     64. The Treasurer shall perform such duties as may be prescribed by these Articles, the members in general meeting or the Directors and, if and when directed so to do by the members in general meeting or the Directors, shall keep full and accurate accounts of the receipts and disbursements of the Company and shall render to the Directors at regular meetings of the Directors, or whenever they may require it, a statement of the financial condition of the Company.

                                    SECRETARY

     65. The Secretary shall attend and keep the minutes of the meetings of the members and of the Directors. He shall also summon meetings and keep such other books and records of the Company and the Directors as may be required by the members in general meeting or the Directors and perform such other duties as may be prescribed by these Articles, the members in general meeting or the Directors.

                                    THE SEAL

     66. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of the Directors or of a Committee of the Directors authorised by the Directors for that purpose. Every instrument to which the Seal is to be affixed shall be executed on behalf of the Company by the President or a Vice President or a Director signing the same and affixing thereto the Seal of the Company in the presence of the Secretary or another Director or another Officer who shall sign the instrument as witness: provided that in the case of certificates of title to shares the provisions of
Article 9 shall apply.

                                    DIRECTORS

     67. The first Directors shall be elected by the subscribers to the Memorandum of Association, or by a majority of them, at the first general meeting of the members of the Company after registration. At the annual general meeting of the members to be held in each subsequent year, the Directors holding office shall retire and the members shall elect Directors who shall hold office until the next annual general meeting. The Directors shall be not less than three nor more than seven in number.

     68. A retiring Director shall be eligible for re-election.

     69. A Director need not be a member of the Company and no shareholding qualification shall be necessary to qualify a person as a Director.

     70. The remuneration, if any, of the Directors shall from time to time be determined by the members in general meeting and such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred in attending and travelling to and returning from meetings of the Directors or of any committee of the Directors or general meetings of the members or in connection with the business of the Company.
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     71. The office of a Director shall ipso facto be vacated:

     (a) If he becomes bankrupt or suspends payment to or compounds with his creditors;

     (b) If he becomes lunatic or of unsound mind or all the other Directors shall have unanimously resolved that he is physically or mentally incapable of performing the functions of a Director.

     (c)  if by notice in writing to the Company he resigns his office;

     (d)  If he fails to make proper disclosure under the provisions of Article
          76;

     (e)  if he is removed by Ordinary Resolution of the members.

     72. The continuing Directors may act notwithstanding any vacancy in their body. However, so long as their number is reduced below the number fixed by or established pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purposes of increasing the number of Directors to the number necessary to constitute a quorum or to the minimum number fixed by Article 67 or of summoning a general meeting of the shareholders, but for no other purpose.

     73. Any casual vacancy in the Board of Directors may at any time be filled by the Directors but every person so chosen shall retain office so long only as the vacating Director would have retained the same if no vacancy had occurred.

     74. The Directors or the members in general meeting shall have power at any time, and from time to time, to elect any person as a Director as an addition to the Board but so that the total number of Directors shall not at any time exceed the maximum number fixed as above.

                               ALTERNATE DIRECTORS

     75. Any Director may at any time appoint any person approved by the Directors to be an alternate Director of the Company and may at any time remove any alternate Director so appointed by him. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company but shall otherwise be subject to the provisions of these presents with regard to Directors. An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to perform all the functions of his appointor as a Director in the absence of such appointor. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-elected by the meeting at which such retirement took effect any appointment made by him pursuant to this Article which was in force immediately prior to this retirement shall continue to operate after his re-election as if he had not so retired. All appointments and removals of alternate Directors shall be effected by writing under the hand of the Director making or revoking such appointment and lodged with the Secretary at the Company's office.

                  DIRECTOR OR OFFICER CONTRACTING WITH COMPANY

     76. No Director or Officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or Officer shall be in any way interested, be avoided; nor shall any Director or Officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or Officer holding that office or the fiduciary relationship thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is determined on, if his interest then exists, or in any other case at the first meeting of the Directors after the acquisition of his interest. A Director, having disclosed his interest as aforesaid, shall be entitled to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid. Failure to make such disclosure shall entail vacation of office under the provisions of Article 71.

                                MANAGING DIRECTOR

     77. The members in general meeting or the Directors may from time to time appoint one or more of the Directors to be a Managing Director or Managing Directors of the Company either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

     78. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may be by way of salary or commission or participation in profits or by any or all of those modes.

     79. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these presents by the Directors as they think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw or vary all or any of such powers.
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                                       7


                            PROCEEDINGS OF DIRECTORS

     80. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit and may determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall be a quorum. It shall not be necessary to give notice of a meeting of Directors to a Director who is not within the Bahama Islands.

     81. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Directors or, if there is no such Chairman, the Directors present shall choose some one of their number to be the Chairman of the meeting. In the absence of the Chairman of the Board of Directors, the Directors present shall choose some one of their number to be Chairman of the meeting.

     82. A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities. powers and discretions by or under the regulations of the Company for the time being vested in or exercisable by the Directors generally.

     83. A Director may at any time convene a meeting of the Directors. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the Chairman shall have a second or casting vote.

     84. The Directors may delegate any of their powers to committees each consisting of two or more members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be made or imposed upon it by the Directors.

     85. The meetings and proceedings of any such committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto, and not superseded by any regulations made by the Directors under the last preceding clause.

     86. All acts done by any meeting of the Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding that it afterwards be discovered that there was some defect in the election of any such Director or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as though every such person had been duly elected and was qualified to be a Director.

     87. A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

     88. If any Director, being willing, shall be called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, the Company shall remunerate the Director for so doing by a fixed sum or by percentage of profits or otherwise as may be determined by the Directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

                               POWERS OF DIRECTORS

     89. The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by these presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by Act expressly directed or required to be exercised or done by the members in general meeting but subject nevertheless to the provisions of any Act and of these presents and to any regulations from time to time made by the members in general meeting, provided that no regulations so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

     90. Without prejudice to the general powers conferred by the last preceding clause and the other powers conferred by these presents, it is hereby expressly declared that the Directors shall have the following powers, that is to say:__

     (1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company;

     (2) To purchase or otherwise acquire for the Company any property (real or personal), rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they think fit.

     (3) To sell, exchange or otherwise for valuable consideration to dispose of all or any of the property (real or personal) of the Company and to sign, seal, execute and deliver conveyances, transfers and assignments of any property so sold, exchanged or otherwise disposed of;

     (4) At their discretion to pay for any property, rights or privileges acquired by or services rendered to the Company either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company; and any such shares shall be issued as fully paid up: and any such bonds, debentures or other securities may be either specifically charged upon all or any part of the property of the Company or not so charged;

     (5) To secure fulfilment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company for the time being or in such other manner as they think fit;

     (6) To institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its officers or otherwise concerning the affairs of the Company: and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

     (7) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit and in particular by power of attorney under seal to appoint any persons to be attorneys or agents of the Company with such powers (including power to subdelegate) and upon such terms as may be thought fit.

     (8) To invest and deal with any of the moneys of the Company not immediately required for the purposes of the Company and upon such securities and in such manner as they may think fit and from time to time to vary or realise such investments;

     (9) To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name of and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company.

                                    DIVIDENDS

     91. Subject to the rights and interests of any other class of shareholder that may be created, the profits of the Company shall be divisible among the ordinary share holders in proportion to the capital paid up on the shares held by them respectively.

     92. The Directors may from time to time declare and pay the members entitled thereto such interim dividends as appear to the Directors to be justified by the profits of the Company.

     93. The Directors may recommend, and with the sanction of and declaration by the members in general meeting, pay a final dividend to the members entitled thereto.

     94. No dividend shall be payable except out of the profits of the Company.

     95. No dividend shall bear interest as against the Company.

     96. Unless otherwise directed, any dividend may be paid by cheque or warrant or bank transfer order and in the case of a cheque or warrant may be sent through the post to the registered address of the member entitled thereto or, in the case of joint holders, to the registered address of that holder, whose name stands first on the Register in respect of the joint holding, and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

                                    RESERVES

     97. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve fund to meet contingencies or for equalising dividends or for special dividends or bonuses or the redemption of preference shares or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company and may invest the several sums so set aside upon such investments as they may think fit and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company and may divide the reserve fund into such special funds as they think fit and employ the reserve fund or any part thereof in the business of the Company and that without being bound to keep the same separate from the other assets.

                     CAPITALISATION OF PROFITS AND RESERVES

     98. The members in general meeting may, upon the recommendation of the Directors, resolve by Ordinary Resolution that it is desirable to capitalise any undivided profits of the Company not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend (including profits carried and standing to the credit of any reserve or reserves or other special account) and accordingly that the Directors be authorised and directed to appropriate the profits resolved to be capitalised to the members in the proportions in which such profits would have been divisible amongst them had the same been applied in paying dividends instead of being capitalised and to apply such profits on their behalf in paying up in full unissued shares, debentures or securities of the Company of a nominal amount equal to such profits, such shares, debentures or securities to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportion aforesaid or partly in one way and partly in the other. Provided that the capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members as fully paid.

     99. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit in the case of shares, debentures or securities becoming distributable in fractions and also to authorise any person to enter, on behalf of all the members interested, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, at any further shares, debentures or securities to which they may be entitled upon such capitalisation; and any agreement made under such authority shall be effective and binding on all such members.

                                    ACCOUNTS

     100. (1) The Directors shall cause true accounts of the receipts and disbursements of cash and of the assets and liabilities of the Company to be kept at the Office of the Company or at such other place as the Directors may from time to time appoint and, subject to any reasonable restrictions as to the time and manner of inspecting the same that may be imposed by the Directors, such accounts shall be open to the inspection of the members during the hours of business.

          (2) Unless waived by an Ordinary Resolution of the members in general meeting the Directors shall lay before the members in general meeting once in every calendar year:__

               (a)  a Statement of Income and Expenditure for the past year, and

               (b) a Balance Sheet containing a summary of the assets and liabilities of the Company both such Statement and Balance Sheet being made up to a date not more than six months before such meeting; provided that no such Statement or Balance Sheet need be so laid before the members until the annual general meeting of the members following the first general meeting held by the subscribers to the Memorandum of Association and such statement when so laid shall cover the total period from the date of incorporation of the Company.

                                      AUDIT

     101. The Directors shall make all necessary arrangements for the audit from time to time as they see fit of the books and accounts of the Company.

                                     NOTICES

     102. A notice may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address.

     103. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first on the Register; and the notice so given shall be sufficient notice to all the holders of such shares.

     104. The signature to any such notice to be given by the Company may be written, typewritten or printed.

     105. Any notice, if served by post, shall be deemed to have been served at the time when in the ordinary course of post the letter containing the same would be delivered; and in proving such notice it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the post office.

     106. Any member or Director may waive the right to receive notices by an instrument in writing signed by him before, at or after any meeting.

                                    INDEMNITY

     107. Save and except so far as the provision of this Article shall be avoided by any provision of the Act, the Directors, Secretary and other Officers for the time being of the Company and the Trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them and every one of their heirs, executors and administrators shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts except such (if any) as they shall incur or sustain through or by their own wilful neglect or default respectively and none of them shall be answerable for the acts, receipts or defaults of the other or others of them or for joining in any receipt for the sake of conformity or for any bankers or other person with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody or for the insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out or invested or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts or in relation thereto except the same shall happen by or through their own wilful neglect or default respectively.